UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Willamette Valley Vineyards, Inc.

(Name of Registrant as Specified In Its Charter)

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Notice of the Annual Meeting of Stockholders

To be held Sunday July 11, 2010

Dear Shareholders,

You are cordially invited to the 2010 Annual Meeting of Shareholders the (“Annual Meeting”) of Willamette Valley Vineyards, Inc., which will be held at our winery at 8800 Enchanted Way S.E., Turner, Oregon 97392, on Sunday, July 11, 2010, beginning at 1:00 p.m., local time. The Annual Meeting will be held for the following purposes:

1.	To consider and vote upon a proposal to elect eight members to our Board of Directors, each to hold office until the 2011 Annual Meeting or and until his or her successor is elected and qualified;
2.	To ratify the appointment by the Board of Directors of Moss Adams LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2010; and
3.	To transact such other business as may properly come before the meeting or any postponements or adjournments of the meeting.

The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

Our Board of Directors fixed May 13, 2010 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments of the meeting, and only shareholders of record at the close of business on that date are entitled to this notice and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available at the meeting and at our offices for ten days prior to the meeting.

We hope that you will use this opportunity to take an active part in our affairs by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Ballot or by casting your vote in person at the meeting. An electronic version of the 2010 Proxy and Annual Report is available at this web address: www.proxyvote.com.  Whether or not you plan to attend in person, please sign, date and return the enclosed proxy in the envelope provided. The prompt return of your proxy card will assist us in preparing for the Annual Meeting. If you receive more than one proxy card because you own shares registered in different names or addresses, each proxy card should be completed and returned.

BY ORDER OF THE BOARD OF DIRECTORS

Jim Bernau
President and Chairperson of the
Board of Directors

Turner, Oregon
June 1st, 2010

TABLE OF CONTENTS

1.	INTRODUCTION	1

1.1	General	1

1.2	Solicitation, Voting and Revocability of Proxies	1

1.3	Directors and Executive Officers	2

1.4	Board and Committee Meeting Attendance	4

1.5	Annual Meeting Attendance	4

1.6	Independence	4

1.7	Committees of the Board of Directors	4

1.8	Leadership Structure of Board of Directors	5

1.9	Role of Board of Directors in Risk Oversight	6

1.10	Director Compensation	6

1.11	Communications to the Board of Directors	7

1.12	Code of Ethics	7

2.	EXECUTIVE COMPENSATION	7

2.1	Summary Compensation Table	7

2.2	Bernau Employment Agreement	8

2.3	Stock Options	8

2.4	Outstanding Equity Awards at Fiscal Year-End	8

2.5	Security Ownership of Certain Beneficial Owners and Management	8

2.6	Equity Compensation Plan Information	10

2.7	Transactions with Related Persons	10

2.8	Section 16(a) Beneficial Ownership Reporting Compliance	10

2.9	Compensation Committee Report	11

2.10	Audit Committee Report	11

3.	ELECTION OF DIRECTORS (PROPOSAL NO. 1)	12

4.	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL NO. 2)	13

5.	SHAREHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS	13

5.1	Shareholder Proposals for Inclusion in Next Year’s Proxy Statement	13

5.2	Other Shareholder Proposals	13

5.3	Shareholder Director Nominations	13

6.	COST OF SOLICITATION	14

7.	ADDITIONAL INFORMATION	14

PROXY STATEMENT
for the
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 11, 2010

1.           INTRODUCTION
1.1	General

This proxy statement (the “Proxy Statement”) and the accompanying proxy ballot are being furnished to the shareholders of Willamette Valley Vineyards, Inc., an Oregon corporation (the “Company”), as part of the solicitation of proxies by the Company’s Board of Directors (the “Board”) from shareholders of record of outstanding shares of the Company’s common stock, no par value (the “Common Stock”), for use in voting at the Company’s Annual Meeting of Shareholders to be held on  July 11th, 2010 at 1:00 PM at Willamette Valley Vineyards, 8800 Enchanted Way SE, Turner, Oregon 97392 and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, shareholders will be asked to consider and vote upon the following:

(i)	To elect eight members of the Board of Directors, each to hold office until the 2011 Annual Meeting or and until his or her successor is elected and qualified;
(ii)	To ratify the appointment by the Board of Directors of Moss Adams LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2010; and
(ii)	To transact such other business as may properly come before the meeting or any adjournments thereof.

This Proxy Statement, together with the enclosed proxy ballot, is first being mailed to the Company’s shareholders on or about June 1st, 2010.

Your vote is important. Accordingly, whether or not you plan to attend the Annual Meeting, please sign and return the proxy ballot as soon as possible. Shares can be voted at the Annual Meeting only if the holder is present in person or by proxy. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please sign and return each such proxy so that all of your shares will be represented at the Annual Meeting.

1.2	Solicitation, Voting and Revocability of Proxies

The Board of Directors has fixed the close of business on May 13, 2010 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were 5,015 registered and or beneficial holders holding 4,888,979 shares of Common Stock.  The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Each enclosed proxy gives discretionary authority to the persons named therein with respect to any amendments or modifications of the Company proposals and any other matters that may be properly proposed at the Annual Meeting. The shares represented by all valid unrevoked proxies returned in time to be voted at the Annual Meeting will be voted in accordance with the instructions marked therein.  EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN THE PROXY AND FOR THE RATIFICATION OF THE COMPANY’S AUDITORS.  If any other matter(s) properly comes before the Annual Meeting, the proxies solicited hereby will be exercised in accordance with the reasonable judgment of the proxy holders named therein. If the meeting is adjourned or postponed, your shares will be voted by the proxy holders on the new meeting date as well, unless you have revoked your proxy instructions before that date. Under Oregon law, shareholders are not entitled to dissenters’ rights with respect to any of the proposals set forth in this Proxy Statement.

The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to: Board Secretary, Willamette Valley Vineyards, Inc., 8800 Enchanted Way S.E., Turner, Oregon 97392, or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not revoke previously given proxies. In order to be effective, all revocations and later-filed proxies not delivered in person at the Annual Meeting must be delivered to the Company at the address listed above not later than 5:00 p.m. local time, on Saturday, July 10th, 2010.  A shareholder who attends the meeting need not revoke a previously executed proxy and vote in person unless the shareholder wishes to do so. All valid, unrevoked proxies will be voted at the Annual Meeting.

A proxy marked as abstaining will be treated as present for the purpose of determining whether there is a quorum for the Annual Meeting, but will not be counted as voting on any matter as to which abstinence is indicated. A Broker "non vote," which occurs when a broker or other nominee holder, such as a bank, submits a proxy representing shares that another person actually owns, and that person has not given voting instructions on a non-routine matter or matters to the broker or other nominee holder, will be treated as present for purposes of determining whether there is a quorum for the Annual Meeting.

The Company will pay the cost of its proxy solicitation. In addition to the use of the mails, proxies may be solicited personally, by telephone or by email by directors, officers and employees of the Company, who will not be specially compensated for such activities. Your cooperation in promptly completing and returning the enclosed proxy to vote your shares of Common Stock will help to avoid additional expense.

If you are a shareholder of record and you plan to attend the Annual Meeting, please indicate this when you vote. If you are a beneficial owner of shares of Common Stock held by a bank, broker or other nominee, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from the bank, broker, or other nominee are examples of proof of ownership. If you want to vote in person your shares of Company’s Common Stock held in street name, you will have to obtain a proxy, executed in your favor, from the holder of record. You may be asked to provide proof of identification to gain entry to the Annual Meeting.

1.3	Directors and Executive Officers

The following table sets forth the names of each of our named executive officers and each of the members of the Board of Directors, each of whom is a nominee for election as a director for a one-year term, and each such person’s position with the Company and age.

Name	Position(s) with the Company	Age

James W. Bernau ***	Chairperson of the Board,
	President and Director	56
R. Steven Caldwell	Chief Financial Officer	54
Craig Smith **	Secretary and Director	63
Thomas M. Brian **	Director	61
Sean M. Cary	Director	36
James L. Ellis ***	Director	65
Delna L. Jones * ***	Director	69
Betty M. O'Brien *	Director	66
Stan G. Turel * ** ***	Director	62

*Member of the Compensation Committee
**Member of the Audit Committee
***Member of the Executive Committee

All directors hold office until the next annual meeting of shareholders or until their successors have been elected and qualified.  Executive officers are appointed by the Board of Directors and serve at the pleasure of the Board of Directors.  Set forth below is additional information as to each director and executive officer of the Company.

James W. Bernau.  Mr. Bernau has been President and Chairperson of the Board of Directors of the Company since its inception in May 1988.  Willamette Valley Vineyards was originally established as a sole proprietorship by the Oregon winegrower in 1983, and he co-founded the Company in 1988 with Salem grape grower, Donald Voorhies.  From 1981 to September 1989, Mr. Bernau was Director of the Oregon Chapter of the National Federation of Independent Businesses, “NFIB”, an association of 15,000 independent businesses in Oregon. Mr. Bernau has served as the President of the Oregon Winegrowers Association, the Treasurer of that association's Political Action Committee and the Chair of the Promotions Committee of the Oregon Wine Advisory Board, the State of Oregon's agency dedicated to the development of the industry.  In March 2005, Mr. Bernau received the industry's Founder's Award for his service.

R. Steven Caldwell, CPA. Mr. Caldwell was selected as the Chief Financial Officer of Willamette Valley Vineyards, Inc. on May 24, 2010 after serving as the Controller since November 30th, 2009.  Previously, from 2004 to 2009, Mr. Caldwell served as the Chief Financial Officer/Controller for Bend Tarp & Liner, Inc. based in Central Oregon.  The principal business of Bend Tarp and Liner, Inc. is the fabrication and distribution of pond and lake liners throughout the United States and overseas.  Prior to his tenure at Bend Tarp and Liner, Mr. Caldwell worked in public accounting, most recently with the Salem, OR firm of Brenner & Co., serving as a technical reviewer in the tax division.  None of his previous employments were with companies that are a parent, subsidiary or other affiliate of Willamette Valley Vineyards.  Mr. Caldwell is a Certified Public Accountant, licensed in the state of Oregon since May of 1995 and holds a Bachelor of Science Degree in Business Administration with an accounting concentration from Oregon State University.

Craig Smith, CPA, MBA, JD.  Mr. Smith has served as a Director since October 2007 and as Secretary since January, 2010. Mr. Smith, retired in December 2009 after 23 years as now retired, was the Vice President/Chief Financial Officer of Chemeketa Community College in Salem, Oregon a position he held since June of 1986.  He was an Adjunct Professor at the Atkinson Graduate School of Management at Willamette University, as well as Managing Partner of Faler Grove Miller and Smith a large Salem Oregon CPA firm.  He has served on many State of Oregon commissions, and he has served as the Board Chairperson for many of the local non-profit and educational institutions including the Salem Keizer School Board, Chemeketa Community College Board of Education, State Fair Dismissal Appeals Board, Mid-Willamette Valley Council of Governments, Oregon School Boards Association and the United Way.  Mr. Smith is an active member of the Oregon State Bar and a Certified Public Accountant.  Mr. Smith is an independent director as defined under NASDAQ rules.

Thomas M. Brian.  Mr. Brian was appointed to the Board of Directors in June of 2004.  Mr. Brian has served as Chairman of the Washington County Board of Commissioners since 1999.  Previously, he served for 10 years in the Oregon House of Representatives.  While in the legislature, Mr. Brian was Chairman of the Revenue Committee and served on the Judicial and Ways and Means Committees. He also served 10 years as City Councilor and Mayor of Tigard, OR.  Mr. Brian has successfully owned and operated a commercial/industrial real estate company for nineteen years.

Sean M. Cary.  Mr. Cary was elected to the Board of Directors in 2007.  Mr. Cary is the Corporate Controller of National Warranty Corporation, a Eugene, Oregon based provider of finance and insurance products sold through automobile dealers located in the Pacific Northwest, a position he has held since November of 2008.  Previously, Mr. Cary served as the CFO of Cascade Structural Laminators, a laminated bean manufacturer headquartered in Eugene, Oregon from July 2007 to September of 2008 and prior to that as Controller of Willamette Valley Vineyards.  Mr. Cary served in the U.S. Air Force as a Financial Officer.  Mr. Cary holds a Master of Business Administration degree from the University of Oregon and a Bachelor of Science Degree in Management from the U.S. Air Force Academy.

James L. Ellis.  Mr. Ellis, a founding shareholder of the Company, has served as a Director since July 1991. Mr. Ellis retired from full time duties with the Company in July of 2009 and currently works part-time on selected projects. Mr. Ellis previously served as the Company's Director of Human Resources from 1993 to 2009.  He also served as the Company’s Secretary from 1997 to 2009, and Vice President /Corporate from 1998 to 2009.  From 1990 to 1992, Mr. Ellis was a partner in Kenneth L. Fisher, Ph.D. & Associates, a management-consulting firm.  From 1980 to 1990, Mr. Ellis was Vice President and General Manager of R.A. Kevane & Associates, a Pacific Northwest personnel-consulting firm.  From 1962 to 1979, Mr. Ellis was a member of and administrator for the Christian Brothers of California, owner of Mont La Salle Vineyards and producer of Christian Brothers wines and brandy.

Delna L. Jones.  Ms. Jones has served as a Director since November 1994. Ms. Jones resigned from the Board in December of 2002 having moved to Southern California and was reappointed by the Board in March of 2005 having returned to Oregon.  From January of 2004 to present, Ms. Jones has served as President of Delna Jones and Associates, an independent consulting firm.  Ms. Jones also currently serves as the Chair of the Oregon Ethics Commission.  Ms. Jones was elected in 1998 and served as a County Commissioner for Washington County, Oregon from 1998 to 2000.  Ms. Jones previously served as project director for the Capital Center, an education and business consortium from 1994 to 1998.  From 1985 to 1990, Ms. Jones served as Director of Economic Development with US West Communications.  Beginning in 1982, she was elected six times to the Oregon House as the State Representative for District 6.  During her tenure, she served as the Assistant Majority Leader; she also chaired the Revenue and School Finance committee, and served on the Legislative Rules and Reorganization committee and the Business and Consumer Affairs committee.

Betty M. O'Brien.  Ms. O'Brien, a founding shareholder of the Company, has served as a Director since July 1991. Ms. O'Brien is co-owner of Elton Vineyards L.L.C., a commercial vineyard located in Eola Hills in Yamhill County, Oregon and established in 1983.  Ms. O'Brien was the Executive Director of the Oregon Wine Board from 2001 to 2004.  Ms. O'Brien was employed by Willamette University as its Director of News and Publications from 1988 to 2000.  She is a member of the Oregon Winegrowers Association, having previously served as its President and Treasurer and as a director.  Ms. O’Brien is a member of the Vineyard Management/Winemaking Program Advisory Committee at Chemeketa Community College (CCC).  She headed a wine industry task force developing a new wine marketing program and curriculum leading to a two-year degree at CCC.  She now teaches Introduction to Wine Marketing.  She serves as Chair of the Board of Directors of LIVE (Low Input Viticulture and Enology).

Stan G. Turel.  Mr. Turel, a founding shareholder of the Company, has served as a Director since November of 1994. From 2001 to present, Mr. Turel has served as President of Turel Enterprises, a real estate management company managing his own properties in Oregon, Washington and Idaho. Prior to his current activities, Mr. Turel was the Principal and CEO of Columbia Turel, (formally Columbia Bookkeeping, Inc.) a position which he held from 1974 to 2001. Prior to the sale of the company to Fiducial, one of Europe's largest accounting firms, Columbia had 26,000 annual tax clients including 4,000 small business clients. Additionally Mr. Turel successfully operated as majority owner two cable television companies during the 1980's and 1990's which were eventually acquired by other corporations. Mr. Turel is a pilot, has previously served as a delegate to the White House Conference on Small Business and has previously held positions on several state and local Government committees.

1.4	Board and Committee Meeting Attendance

The Board of Directors met four times during 2009. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of each committee on which each director served.

1.5	Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meeting of shareholders, directors are encouraged to attend the annual meetings.  All eight of our directors attended the Company’s 2009 annual meeting of shareholders.

1.6	Independence

The Board of Directors has determined that each of our directors other than Mr. Bernau, Mr. Ellis and Mr. Cary is “independent” within the meaning of the applicable rules and regulations of the SEC and the director independence standards of The NASDAQ Stock Market, Inc. (“NASDAQ”), as currently in effect. Furthermore, the Board of Directors has determined that each of the members of the Compensation and Audit Committees of the Board of Directors is “independent” under the applicable rules and regulations of the SEC and the director independence standards of NASDAQ, as currently in effect.  The Board of Directors does not have a separate standing Nominating Committee.  Consistent with NASDAQ rules, only independent directors participate in meetings where the Board of Directors meets as the Nominating Committee. The independent directors held two meetings in 2009.

1.7	Committees of the Board of Directors

Compensation Committee

The Board of Directors has appointed a Compensation Committee, which reviews executive compensation and makes recommendations to the full Board regarding changes in compensation, and also administers the Company's 1992 Stock Incentive Plan. Executive officers do not play a role in determining executive compensation. The Compensation Committee does not delegate any of its duties, and it may use consultants in determining executive compensation.  The Compensation Committee met two times in person or by telephone conference in 2009. The members of the Compensation Committee are Betty M. O'Brien, Chair, Stan Turel and Delna Jones. All members of the Compensation Committee are independent under the applicable rules and regulations of the SEC and the director independence standards of the NASDAQ Stock Market, as currently in effect. A copy of the Compensation Committee’s charter can be found on the Company’s website, www.WillametteValleyVineyards.com.

Audit Committee

The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.  The members of the Audit Committee are Thomas M. Brian, Craig Smith, and Stan G. Turel.  All members of the Audit Committee are independent as defined under the applicable rules and regulations of the SEC and the director independence standards of the NASDAQ Stock Market, as currently in effect. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors and reports to the Board of Directors the results of these activities, including the systems of internal controls that management and the Board of Directors have established, our audit and compliance process and financial reporting. The Audit Committee, among other duties, engages the independent public accountants retained as the registered public accounting firm, pre-approves all audit and non-audit services provided by the independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, considers the compatibility of any non-audit services provided by the independent public accountants with the independence of such auditors and reviews the independence of the independent public accountants. Mr. Smith is designated by the Board of Directors as the “audit committee financial expert” under SEC rules. The Audit Committee conducted four meetings in the year ended December 31, 2009 and all members attended all of the meetings.  A copy of the Audit Committee charter can be found at our website, www.WillametteValleyVineyards.com.

Audit Committee Financial Expert

Chairperson Craig Smith serves as the Audit Committee’s financial expert. Mr. Smith is independent as defined under the applicable rules and regulations of the SEC and the director independence standards of the NASDAQ Stock Market as currently in effect.

Nominating Committee

The Board of Directors performs the function of a Nominating Committee for selecting nominees for election as directors. Given its size, the Board believes that it performing this function is a pragmatic and realistic approach.  Consistent with NASDAQ rules, the independent members of the Board of Directors select and recommend to the full Board of Directors for approval nominees for director positions. The Board then determines whether to approve of such nominations and present them to the Company’s shareholders for election to the Board of Directors.  In seeking nominees, the Board looks for qualified candidates that will meet the oversight and financial expertise needs of the Company. The Board also looks for nominees who will meet the independent qualifications necessary to meet current standards of independence. While not maintaining a specific policy on Board diversity requirements, the Board believes that diversity is an important factor in determining the composition of the Board and, therefore, seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the Board. The Board, functioning as the Nominating Committee, annually evaluates the Board’s composition.  This evaluation enables the Board to update the skills and experience they seek in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time and to assess the effectiveness of efforts at pursuing diversity.

Nominations of candidates by shareholders of the Company to be considered by the Committee for membership on the Board of Directors may be submitted if such nominations are made pursuant to timely notice in writing to the Board Secretary.  For more information, please see the information provided under the heading “Shareholder Proposals and Nominations” below. The current nominees were selected by the independent members of the Board of Directors, which nominees were ratified by the entire Board of Directors.  The Nominating Committee does not currently have a charter or formal policy with respect to the consideration of director candidates recommended by shareholders.  The reason for not having such a formal policy is that the current approach has functioned well and therefore no formal policy has been deemed necessary.

Executive Committee

In 1997 the Board appointed an Executive Committee, its members are: James Bernau, James Ellis, Delna Jones and Stan Turel.  One of the principle charters of the Executive Committee is to review and approve all proposed purchases over $50,000.00.  The Executive Committee held two meetings during 2009.

1.8	Leadership Structure of Board of Directors

Currently, the Company’s President Mr. Bernau also serves as its Chairman of the Board.   The Board believes the interests of all shareholders are best served at the present time through a leadership model with the same person holding the positions of President and Chairman of the Board.

The Company’s President possesses an in-depth knowledge of the Company, its operations, and the array of challenges to be faced, gained through over 25 years of successful experience in the industry. The Board believes that these experiences and other insights put the President in the best position to provide broad leadership for the Board as it considers strategy and as it exercises its fiduciary responsibilities to its shareholders.

Further, the Board has demonstrated its commitment and ability to provide independent oversight of management.
All directors other than Mr. Bernau, Mr. Ellis, and Mr. Cary are independent, and 100 percent of the Compensation and Audit Committee members are independent. Each independent director may call meetings of the independent directors, and may request agenda topics to be added or dealt with in more detail at meetings of the full Board or an appropriate Board committee.

1.9	Role of Board of Directors in Risk Oversight

The entire Board and each of its standing committees are involved in overseeing risk associated with the Company. The Board monitors the Company’s governance by regular review with management and outside advisors  The Board and the Audit Committees monitor the Company’s liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and external auditors and other advisors. In its periodic meetings with the independent accountants, the Audit Committee discusses the scope and plan for the audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs.  As part of its responsibilities as set forth in its charter, the Compensation Committee reviews the Company’s executive compensation program and the associated incentives to determine whether they present a significant risk to the Company.  Based on this review, the Compensation Committee concluded that the Company’s compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

1.10	Director Compensation

The following table sets forth information concerning compensation of our directors other than Mr. Bernau for the fiscal year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James L. Ellis	0	0	0	0	0	0	0
Sean M. Cary	2,000	0	0	0	0	0	2,000
Thomas M. Brian	0	0	0	0	0	0	0
Delna L. Jones	0	0	0	0	0	0	0
Craig Smith	600	0	0	0	0	0	600
Betty M. O’Brien	2,200	0	0	0	0	0	2,200
Stan G. Turel	2,000	0	0	0	0	0	2,000

(1)
The amounts provided in this column represent the aggregate grant date fair value of option awards granted to our directors in the fiscal year ended December 31, 2009 as calculated in accordance with FASB ASC Topic 718, Stock Compensation.  The aggregate number of option awards outstanding for each director as of December 31, 2009 is as follows: Mr. Ellis – 81,130, Mr. Cary – 16,000, Mr. Brian – 22,000, Ms. Jones – 27,800, Mr. Smith – 0, Ms. O’Brien – 40,700, and Mr. Turel – 37,517.

The members of the Company's Board of Directors received cash compensation for their service on the Board in 2009, and were reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings.  Under the Company's Stock Incentive Plan adopted by the shareholders in 1992 and further amended by the shareholders in 1996, beginning in 1997 an option to purchase 1,500 shares of Common Stock is granted to each Director for service on the Board during the year.  This option was increased to 4,000 per year when the 50-share grant per Director’s meeting was discontinued for the year 2000 and beyond.  In December 2005, each Director was granted 14,000 options for service during 2005.  In the foreseeable future, as a result of FASB ASC Topic 718, Stock Compensation, requiring all share-based payments to be recognized as expenses in the statement of operations based on their fair values and vesting periods, the Company does not intend to issue stock options to the Directors for their service.

In January of 2009 the Board of Directors upon recommendation of the Compensation Committee who sought outside counsel regarding revision of the Company’s Board Compensation Plan, adopted the final version of the revised WVV Board Member Compensation Plan.  Under the terms of the plan, any Board member can elect not to receive any or all of the compensation components and the Board reserves the right to suspend this plan at any time depending on the effects of the economy on the Company. The basic elements of the plan are: $1,000 yearly stipend for service on the Board, $500 per Board meeting attended in person, $250 per Board meeting via teleconference, $200 per committee meeting in person and $100 per committee meeting via teleconference. A set per diem for expenses associated with meeting attendance, as well as, a yearly wine and glassware allowance were also approved.

1.11	Communications to the Board of Directors

The Board of Directors welcomes and encourages shareholders to share their thoughts regarding the Company. Towards that end, the Board of Directors has adopted a policy whereby all communications should first be directed to the Company’s Secretary.  The Secretary will then distribute a copy of the communication to the Chairman of the Board, the Chairperson of the Audit Committee and the Company's outside counsel. Based on the input and decision of these persons, along with the entire Board of Directors if it is deemed necessary, the Company will respond to the communication. Shareholders should not communicate directly with any other individual officer or director unless requested to do so.

1.12	Code of Ethics

The Company adopted a code of ethics applicable to its Chief Executive Officer, CFO/Controller and other finance leaders, which is a "code of ethics" as defined by applicable rules of the Securities and Exchange Commission. Amendments to the code of ethics or any grant of a waiver from a provision of the code of ethics requiring disclosure under applicable SEC rules, if any, will be disclosed on our website at, www.WillametteValleyVineyards.com.

Any person may request a copy of the code of ethics, at no cost, by writing to us at the following address:

Willamette Valley Vineyards, Inc.
Attention: Corporate Secretary
8800 Enchanted Way SE
Turner, OR 97392

2.           EXECUTIVE COMPENSATION

2.1	Summary Compensation Table

The following table sets forth certain information concerning compensation paid or accrued by the Company, to or on behalf of the Company's principal executive officer, James W. Bernau and former principal financial officer, Jeffrey J. Fox (the “Named Executive Officers”) for the years ending December 31, 2009 and 2008.  No other officer, director or other employee of the Company other than Mr. Bernau and Mr. Fox received total compensation in 2009 in excess of $100,000.  In accordance with Item 402(m) of Regulation S-K, Mr. Bernau and Mr. Fox were the only executive officers of the Company for whom disclosure is required during this period.

SUMMARY COMPENSATION TABLE
							Nonqualified
						Non-Equity	Deferred	All
				Stock	Option	Incentive Plan	Compensation	Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Bernau, James W.,	2009	173,379	43,653	-	-	-	-	5,663	222,695
President, Chief Executive	2008	167,840	41,960	-	-	-	-	14,476	224,276
Officer and Chairman
Fox, Jeffrey J.
Chief Financial Officer	2009	113,031							113,031

2.2	Bernau Employment Agreement

The Company and Mr. Bernau are parties to an employment agreement dated August 3, 1988 and amended in February 1997 and again amended in January of 1998.  Under the amended agreement, Mr. Bernau is paid an annual salary of $173,379 with annual increases tied to increases in the consumer price index.  Pursuant to the terms of the employment agreement, the Company must use its best efforts to provide Mr. Bernau with housing on the Company's property.  Mr. Bernau lives in the mobile home free of rent and must continue to reside there for the duration of his employment in order to provide additional security and lock-up services for late evening events at the Winery and Vineyard.  The employment agreement provides that Mr. Bernau's employment may be terminated only for cause, which is defined as non-performance of his duties or conviction of a crime.

2.3	Stock Options

In order to reward performance and retain high-quality employees, the Company often grants stock options to its employees.  The Company does not ordinarily directly issue shares of stock to its employees.  Options are typically issued at a per share exercise price equal to the closing price as reported by the Capital Market at the time the option is granted.  The options vest to the employee over time.  Three months following termination of the employee's employment with the Company, any and all unexercised options terminate.

2.4	Outstanding Equity Awards at Fiscal Year-End

The following table provides information, with respect to the Named Executive Officer, concerning exercised options during the last fiscal year and unexercised options held as of December 31, 2009.

Stock Awards
Equity
Incentive
								Equity	Plan Awards:
		Option Awards						Incentive	Market or
		Equity	Equity					Plan Awards:	Payout
		Incentive	Incentive				Market	Number of	Value of
		Plan Awards:	Plan Awards:			Number	Value of	Unearned	Unearned
	Number of	Number of	Number of			of Shares	Shares or	Shares,	Shares,
	Securities	Securities	Securities			or Units	Units of	Units or	Units or
	Underlying	Underlying	Underlying			of Stock	Stock	Other	Other
	Unexercised	Unexercised	Unexercised	Option		that	that	Rights that	Rights that
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Bernau, James
2/11/2005	75,000	-	-	3.289	2/11/2010	-	-	-	-
8/1/2005	4,000	-	-	4.136	8/1/2010	-	-	-	-
12/27/2005	64,000	-	-	5.50	12/27/2010	-	-	-	-

2.5	Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of May 27, 2010, by (i) each person who beneficially owns more than 5% of the Company's Common Stock, (ii) each Director of the Company, (iii) each of the Company's named executive officers, and (iv) all directors and executive officers as a group.  Except as indicated in the footnotes to this table, each person has sole voting and investment power with respect to all shares attributable to such person.

	Number of		Percent of
	Shares Outstanding		Shares
	Stock		Beneficially
			Owned
James W. Bernau President/CEO, Chair of the Board
2545 Cloverdale Road	614,032	(1)	12.6%
Turner, OR 97392

James L. Ellis Director
7850 S.E. King Road	81,130	(2)	**
Milwaukie, OR 97222

Thomas M. Brian Director
7630 SW Fir	22,000	(3)	**
Tigard, OR 97223

Delna L. Jones Director
14480 SW Chardonnay Ave	27,800	(4)	**
Tigard, OR 97224

Sean M. Cary Director
3188 Blacktail Drive	15,283	(5)	**
Eugene, OR 97405

Betty M. O'Brien Director
22500 Ingram Lane NW	42,200	(6)	**
Salem, OR 97304

Stan G. Turel Director
2125 NE 11th Place	39,517	(7)	**
Bend, OR 97701

Craig Smith Director	0		**
367 Sanrodee Drive
Salem, OR 97317

Jeff Fox CFO through 5/23/2010	1,000		**
14940 Seal Rock Ave NE
Aurora, OR 97002

Thomas R. Riccardi	560,808		11.5%
3 Charming Lane
Loutinville, NY 12211

All Directors, Executive	1,403,770	(8)	28.7%
Officers and persons owning
5% or more as a group (10 persons)
______________________________
**         Less than one percent.

(1) Includes 68,000 shares issuable upon exercise of options exercisable within 60 days of the date of May 27, 2010.

(2) Includes 76,000 shares issuable upon the exercise of options exercisable within 60 days of the date of May 27, 2010.

(3) Includes 22,000 shares issuable upon the exercise of options exercisable within 60 days of the date of May 27, 2010.

(4) Includes 26,000 shares issuable upon the exercise of options exercisable within 60 days of the date of May 27, 2010.

(5) Includes 2,083 shares issuable upon the exercise of options exercisable within 60 days of the date of May 27, 2010.

(6) Includes 30,000 shares issuable upon the exercise of options exercisable within 60 days of the date of May 27, 2010.

(7) Includes 14,000 shares issuable upon the exercise of options exercisable within 60 days of the date of May 27, 2010.

(8) Includes an aggregate of 312,500 shares issuable upon exercise of options exercisable within 60 days of the date of May 27, 2010.

2.6	Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2009, with respect to shares of our common stock that may be issued under our existing equity compensation plans.

	(A)	(B)	(C)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
	(share numbers in table are in thousands except per share amounts)

Equity compensation plans approved by security holders (1)	355,700	$4.16	132,476
Equity compensation plans not approved by security holders	-	-	-

Tot	355,700	$4.16	132,476

(1)	Includes shares of our common stock issuable upon exercise of options from the Company’s 1992 Stock Incentive Plan and 2001 Stock Incentive Plan.

The Company does not have compensation plans under which equity securities of the Company are authorized for issuance which were adopted without the approval of security holders.

2.7	Transactions with Related Persons

In 2007, the Company entered into a long-term lease for Elton vineyards which consists of 60 acres of mature grapevines, of which approximately 42 acres are Pinot Noir. The agreement was for an initial 10 year lease with the option to renew for 4 successive terms of 5 years each, plus a first right of refusal on the property’s sale.  Betty O’ Brien, a member of the Company’s Board of Directors, is a 50% owner of the lessor, Elton Vineyards, LLC.  As such, she is therefore entitled to 50% of the net income of Elton Vineyards, LLC.

The Company believes that the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.  All future transactions between the Company and its officers, directors, and principal shareholders will be approved by a disinterested majority of the members of the Affiliated Transactions Committee of the Company's Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

2.8	Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding ownership of, and transactions in, the Company's securities. These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports that are filed with the SEC.  Based solely on a review of copies of such forms received by the Company and written representations received by the Company from certain reporting persons, the Company believes that for the year ended December 31, 2009 all Section 16(a) reports required to be filed by the Company's executive officers, directors and 10% stockholders were filed on a timely basis.

2.9	Compensation Committee Report

The Compensation Committee of the Board of Directors is tasked with administering the Company's 1992 Stock Incentive Plan as amended. The Committee and the Board believe that equity-based compensation ensures that the Company's employees, directors and distributors have a continuing stake in the long-term success of the Company.  All options granted by the Company are typically granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant and, accordingly, will only have value if the Company's stock price increases.  All options have an individual vesting schedule and a term of ten years, except in the case of shareholders who hold a 10% or more of Company stock, in which case the term is 5 years and the grant price must be 10% over market on the day of grant.  The Committee met two times in 2009. Per its Charter, it reviewed the current compensation for the CEO and it approved the performance bonus of $41,960 for the CEO (see section “Executive Compensation"). The Committee also awarded a series of small share grants totaling 425 shares to employees and distributors; no options were awarded in 2008.

The members of the Company's Board of Directors received cash compensation for their service on the Board in 2009, and were reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings.  Under the Company's Stock Incentive Plan adopted by the shareholders in 1992 and further amended by the shareholders in 1996, beginning in 1997 an option to purchase 1,500 shares of Common Stock is granted to each Director for service on the Board during the year.  This option was increased to 4,000 per year when the 50-share grant per Director’s meeting was discontinued for the year 2000 and beyond.  In December 2005, each Director was granted 14,000 options for service during 2005.  In the foreseeable future, as a result of FASB ASC Topic 718, Stock Compensation, requiring all share-based payments to be recognized as expenses in the statement of operations based on their fair values and vesting periods, the Company does not intend to issue stock options to the Directors for their service.

In January of 2009 the Board of Directors upon recommendation of the Compensation Committee who sought outside counsel regarding revision of the Company’s Board Compensation Plan, adopted the final version of the revised WVV Board Member Compensation Plan.  Under the terms of the plan, any Board member can elect not to receive any or all of the compensation components and the Board reserves the right to suspend this plan at any time depending on the effects of the economy on the Company. The basic elements of the plan are: $1,000 yearly stipend for service on the Board, $500 per Board meeting attended in person, $250 per Board meeting via teleconference, $200 per committee meeting in person and $100 per committee meeting via teleconference. A set per diem for expenses associated with meeting attendance, as well as, a yearly wine and glassware allowance were also approved.

COMPENSATION COMMITTEE
Betty O'Brien, Chairperson, Stan Turel, Delna Jones

2.10	Audit Committee Report

The general purpose of the Audit Committee is to assist the Board of Directors in the exercise of its fiduciary responsibility of providing oversight of the Company's financial statements and the financial reporting processes, internal accounting and financial controls, the annual independent audit of the Company's financial statements, and other aspects of the financial management of the Company. The Audit Committee is appointed by the Board of Directors.  All committee members are financially literate.

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories are:

	Years Ended December 31,
	2009	2008
Audit Fees	$209,665	$292,917
Audit - Related Fees	-	-
Tax Fees	28,053	29,830
Other Fees	-	-
	$237,718	$322,747

Moss Adams LLP served as the Company’s independent registered public accounting firm for the years ended December 31, 2009 and 2008.

Pre-Approval Policies:  It is the policy of the Company not to enter into any agreement for Moss Adams LLP to provide any audit or non-audit services to the Company unless (a) the agreement is approved in advance by the Audit Committee or (b) (i) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount the Company pays to Moss Adams LLP during the fiscal year in which such services are rendered, (ii) such services were not recognized by the Company as constituting non-audit services at the time of the engagement of the non-audit services and (iii) such services are promptly brought to the attention of the Audit Committee and prior to the completion of the audit were approved by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee.  The Audit Committee will not approve any agreement in advance for non-audit services unless (1) the procedures and policies are detailed in advance as to such services, (2) the Audit Committee is informed of such services prior to commencement and (3) such policies and procedures do not constitute delegation of the Audit Committee’s responsibilities to management under the Securities Exchange Act of 1934, amended.  We do not intend to have our auditors provide any non-audit services in the foreseeable future.

Specific Audit Committee Actions Related to Review of the Company's Audited Financial Statements:    In discharging its duties, the Audit Committee, among other actions, has (i) reviewed and discussed the audited financial statements to be included in the company's Annual Report on Form 10-K for the twelve months ended December 31,  2009 with management, (ii) discussed with the Company's independent auditors the matters required to be discussed by SAS 61, as amended (AICPA, Professional Standards, Vol. 1, AU380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, related to such financial statements, (iii) received the written disclosures and the letter from the Company's independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence, and (iv) based on such reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the twelve months ended December 31, 2009.

AUDIT COMMITTEE
Craig Smith, Chairperson, Stan Turel, Tom Brian

3.           ELECTION OF DIRECTORS (PROPOSAL NO. 1)

At the Annual Meeting eight directors will be elected, each for a one-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors the persons named below as nominees:

Nominees:

James W. Bernau
Craig Smith
Thomas M. Brian
Sean M. Cary
James L. Ellis
Delna L. Jones
Betty M. O'Brien
Stan G. Turel

The Board of Directors believes that the nominees will stand for election and will serve if elected as directors.  However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the majority of the independent members of the Board of Directors may recommend.  There is no cumulative voting for election of directors.  Directors are elected by a plurality of votes; therefore, the eight persons receiving the most votes, even if less than a majority of the votes cast, will be elected directors.  Abstentions or failure to vote will have no effect on the election of directors, assuming the existence of a quorum.  The Board of Directors unanimously recommends a vote FOR this proposal.

4.           RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL NO. 2)

The Audit Committee has appointed Moss Adams LLP (“Moss Adams”) as independent auditors for the 2010 fiscal year. Moss Adams will audit the Company’s consolidated financial statements for the 2010 fiscal year and perform other services. While shareholder ratification is not required by the Company’s by-laws or otherwise, the Board of Directors is submitting the selection of Moss Adams to the shareholders for ratification as a good corporate governance practice. If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Moss Adams. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent public accountant or auditor at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

The proposal will be approved if, assuming the existence of a quorum, at least a majority of the shares of the Company's Common Stock cast on the proposal vote in favor of approval. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect on the determination of the outcome of the proposal. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the ratification of Moss Adams LLP.

A representative of Moss Adams LLP is expected to attend the Annual Meeting at his own expense and will be given an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR this proposal.  Assuming the existence of a quorum, the appointment of Moss Adams LLP will be ratified if approved by the holders of a majority of the shares present in person or by proxy.

5.           SHAREHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS

5.1	Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in the proxy statement relating to next year’s annual meeting, a shareholder proposal must be received at our principal executive offices no later than February 1, 2011. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Proposals should be addressed to the Secretary, Willamette Valley Vineyards, Inc., 8800 Enchanted Way S.E., Turner, Oregon 97392.  If the date of the next annual meeting is changed by more than 30 days from the anniversary of this year’s annual meeting, then, to be considered for inclusion in the proxy statement relating to next year’s annual meeting, notice of a shareholder proposal will need to be received by the Company in a reasonable amount of time before the Company begins to print and send its proxy materials.

5.2	Other Shareholder Proposals

If a shareholder wishes to present a shareholder proposal at our next annual meeting that is not intended to be included in the proxy statement, the shareholder should give notice to our corporate Secretary of such proposal. Such notice should be addressed to the Secretary, Willamette Valley Vineyards, Inc., 8800 Enchanted Way S.E., Turner, Oregon 97392. The SEC has amended Rule 14a-4(c) under the Exchange Act that governs the Company’s use of discretionary proxy voting authority with respect to shareholder proposals that are not included in the Company’s proxy solicitation materials pursuant to Rule 14a-8 of the Exchange Act. Therefore, in the event a shareholder does not notify the Company by at least April 17 2011, which is 45 days before the date on which the Company mailed its proxy materials for the 2010 Annual Meeting of Shareholders, of an intent to present such a proposal at the Company’s 2011 Annual Meeting, the Company’s management proxies will have the right to exercise their discretionary authority in connection with the matter submitted by the shareholders, without discussion of the matter in the proxy statement.

5.3	Shareholder Director Nominations

The independent members of the Board of Directors select and recommend to the Board of Directors for approval nominees for director and committee member positions. The Board then considers the recommendation of these directors and decides which nominees to present to the Company’s shareholders for election to the Board of Directors.

Shareholders who wish to submit a proposed nominee for election to the Board of Directors of the Company for consideration by the Nominating Committee should send written notice to the Chairman of the Board of Directors, Willamette Valley Vineyards, Inc., 8800 Enchanted Way S.E., Turner, Oregon 97392 no later than February 1, 2011.  Such notification should set forth all information relating to the proposed nominee, as is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. This includes the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; the name and address of such shareholder or beneficial owner on whose behalf the nomination is being made; and the number of shares of the Company owned beneficially and of record by such shareholder or beneficial owner. The Nominating Committee will consider shareholder nominees on the same terms as nominees selected by the Nominating Committee.

6.           COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company.  In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities.

7.           ADDITIONAL INFORMATION

A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2009 accompanies this Proxy Statement.  The Company is required to file an Annual Report on Form 10-K with the Securities and Exchange Commission.  Shareholders may obtain, free of charge, a copy of the Form 10-K by writing to Craig Smith, Secretary, Willamette Valley Vineyards, Inc., 8800 Enchanted Way S.E., Turner, Oregon 97392, or they may access a copy through links provided on the Company's web site: www.WillametteValleyVineyards.com. An electronic version of the 2010 Proxy and Annual Report is available at this web address: https://materials.proxyvote.com/969136.  The information on the Company’s website is not part of this Proxy Statement.

By Order of the Board of Directors
James W. Bernau
Chairperson of the Board
June 1, 2010

WILLAMETTE VALLEY VINEYARDS, INC.
8800 ENCHANTED WAY SE
TURNER, OR 97392
ATTN: JAMES L. ELLIS

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 James W. Bernau 02 James L. Ellis 03 Thomas M. Brian 04 Sean M. Cary 05 Delna L. Jones
06 Betty M. O'Brien 07 Craig Smith 08 Stan G. Turel

The Board of Directors recommends you vote FOR the following proposal(s):

	For	Against	Abstain
2 Ratification of appointment of Moss Adams, LLP as the independent registered public accounting firm of Willamette Valley Vineyards, Inc. for the year ending December 31, 2010.	▢	▢	▢

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000069711_1 R2.09.05.010